UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 6, 2013 (December 4, 2013)

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	001-09764	11-2534306
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Atlantic Street, Suite 1500

Stamford, CT 06901

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 328-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to the 2012 Stock Option and Incentive Plan

In October 2013, the Board of Directors of Harman International Industries, Incorporated (the “Company”) adopted, subject to stockholder approval, an amendment to the Company’s 2012 Stock Option and Incentive Plan (“2012 Incentive Plan”) that would (a) increase the number of shares of Common Stock available for future awards under the 2012 Incentive Plan by 2,869,821 shares and (b) modify certain share counting provisions (collectively, the “Plan Amendment”). On December 4, 2013, the Plan Amendment was approved by stockholders at the Company’s 2013 Annual Meeting of Stockholders (the “Annual Meeting”).

The foregoing summary description of the Plan Amendment is qualified in its entirety by reference to the actual terms of the Plan Amendment, which was attached as Appendix A to the Company’s 2013 Proxy Statement, as filed with the Securities and Exchange Commission on October 21, 2013 (the “Proxy Statement”). For additional information regarding the Plan Amendment, stockholders are encouraged to refer to Proposal 3 of the Proxy Statement.

2014 Key Executive Officers Bonus Plan

In September 2013, the Compensation and Option Committee of the Board of Directors of the Company approved, subject to stockholder approval, the 2014 Key Executive Officers Bonus Plan. As compared to the 2008 Key Executive Officers Bonus Plan, the new plan will (i) increase the maximum cash award payable to any plan participant during a fiscal year from $3 million to $5 million and (ii) limit a participant’s award amount upon a change in control to a pro-rated amount of the participant’s target award amount. On December 4, 2013, the 2014 Key Executive Officers Bonus Plan was approved by stockholders at the Annual Meeting.

The foregoing summary description of the 2014 Key Executive Officers Bonus Plan is qualified in its entirety by reference to the actual terms of the 2014 Key Executive Officers Bonus Plan, which was attached as Appendix B to the Proxy Statement. For additional information regarding the 2014 Key Executive Officers Bonus Plan, stockholders are encouraged to refer to Proposal 4 of the Proxy Statement.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On December 4, 2013, the Company held the Annual Meeting. At the Annual Meeting, stockholders considered the following proposals:

•	the election of the ten director nominees named in the Proxy Statement;

•	the ratification of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2014;

•	the approval of the Plan Amendment;

•	the approval of the Company’s 2014 Key Executive Officers Bonus Plan; and

•	an advisory vote to approve the compensation of the Company’s named executive officers.

Each of the proposals is further described in the Proxy Statement, the relevant portions of which are incorporated herein by reference. The results of the matters voted on by the stockholders are set forth below. Only stockholders of record as of the close of business on October 7, 2013 were entitled to vote at the Annual Meeting. As of the record date, 68,782,764 shares of common stock were outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, 61,140,568 shares of common stock of the Company were represented, in person or by proxy, constituting a quorum. There were no Broker Non-Votes for any of the proposals.

1. The Company’s stockholders elected the ten director nominees named in the Proxy Statement with the following votes:

	FOR	AGAINST	ABSTAIN
Adriane M. Brown	60,906,806	179,323	54,439
John W. Diercksen	60,894,883	189,646	56,039
Ann McLaughlin Korologos	56,034,627	5,050,753	55,188
Dr. Jiren Liu	39,954,015	21,131,689	54,864
Edward H. Meyer	59,156,156	1,928,033	56,379
Dinesh C. Paliwal	59,275,278	1,738,176	127,114
Kenneth M. Reiss	60,922,402	163,286	54,880
Hellene S. Runtagh	59,897,406	1,188,782	54,380
Frank S. Sklarsky	59,895,017	1,190,319	55,232
Gary G. Steel	59,831,450	1,254,180	54,938

2. The Company’s stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2014 with the following votes:

FOR	AGAINST	ABSTAIN
60,514,908	575,959	49,701

3. The Company’s stockholders approved the Plan Amendment with the following votes:

FOR	AGAINST	ABSTAIN
57,633,254	2,953,905	553,409

4. The Company’s stockholders approved the Company’s 2014 Key Executive Officers Bonus Plan with the following votes:

FOR	AGAINST	ABSTAIN
59,392,972	1,615,155	132,441

5. The Company’s stockholders approved, by advisory vote, the compensation of the Company’s named executive officers with the following votes:

FOR	AGAINST	ABSTAIN
57,657,702	3,315,288	167,578

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Amendment No. 1 to The Harman International Industries, Incorporated 2012 Stock Option and Incentive Plan (incorporated by reference to Appendix A to the Company’s Proxy Statement dated October 21, 2013).

10.2	Harman International Industries, Incorporated 2014 Key Executive Officers Bonus Plan (incorporated by reference to Appendix B to the Company’s Proxy Statement dated October 21, 2013).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED

By:	/s/ Todd A. Suko
Todd A. Suko
Executive Vice President and General Counsel

Date: December 6, 2013